Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-98765, 333-62868, 333-38072, 333-33946,
333-91451, 333-88719, 333-85031, 333-53153, 333-52349, 333-52347, 333-52345) and
Form S-3 (No.333-85628) of Visual Networks, Inc. of our report dated March 21, 2003 relating to the financial statements, which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 21, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers, LLP


McLean, Virginia
March 21, 2003